UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2013

SILVERSTAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 West Warm Springs Road, Ste. 110, Henderson, NV	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 633-4716

2500 Plaza 5, 25th Floor, Harborside Financial Center, Jersey City, NJ 07311
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ACQUISITION OF ARRIBA RESOURCES INC.

On December 27, 2012 we entered into a share exchange agreement (the “Share Exchange Agreement”) with Arriba Resources Inc., a Canadian incorporated company (“Arriba”) and the shareholders of Arriba, pursuant to which we agreed to acquire all 20,899,262 issued and outstanding shares of Arriba in exchange for the issuance of 4,179,852 shares of our common stock as well as warrants to acquire 2,078,477 shares of our common stock at $1.75 per share for a period of 360 days from the closing. On February 15, 2013, we closed the Share Exchange Agreement as previously disclosed in our Current Report on Form 8-K filed on February 19, 2013.

Effective May 14, 2013 we entered into a revised share exchange agreement (the “Revised Share Exchange Agreement”) with Arriba and the shareholders of Arriba, pursuant to which the number of shares issuable to the shareholder of Arriba was reduced from 4,179,852 to 2,139,926. The number of warrants issued to the Arriba Shareholders and all other terms of the acquisition remain unchanged pursuant to the Revised Share Exchange Agreement. As a result of the Revised Share Exchange Agreement 2,039,926 of our common shares previously authorized for issuance pursuant to the original Share Exchange Agreement will be cancelled and returned to treasury.

ITEM 9.01   EXHIBITS

Exhibit No.	Description

10.1	Share Exchange Agreement dated April 1, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Neil Kleinman
Neil Kleinman
President and Director
Date: May 17, 2013

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